                                COMDISCO, INC.
                           (A Delaware Corporation)

                            SENIOR DEBT SECURITIES

                                                       August 26, 1999

                                TERMS AGREEMENT


To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated January 21, 1999

                            Senior Debt Securities
                            ----------------------

Title of Senior Debt Securities:    7 1/4% Notes Due September 1, 2002

Principal amount to be issued:      $300,000,000

Current ratings:                    Moody's Investors Service, Inc.:   Baa1
                                    Standard & Poor's:                 BBB+
                                    Duff & Phelps Credit Rating Co.:   A-

Interest rate:                      7 1/4%

Interest Payment Dates:             September 1 and March 1 of each year,
                                    commencing March 1, 2000

Date of Maturity:                   September 1, 2002

Form and Denomination:              Fully registered in denominations of $1,000
                                    and integral multiples thereof.

Redemption provisions:              None

Sinking Fund requirements:          None

Delayed Delivery Contracts:         Not authorized

Public offering price:              99.756% plus accrued interest, if any, from
                                    September 1, 1999

Underwriting Discount:              .40%

Closing Date and location:          September 1, 1999 in offices of McBride
                                    Baker & Coles, 500 West Madison Street,
                                    40th Floor, Chicago, Illinois 60661

Rating Agencies applicable          Moody's Investors Service, Inc.,
to Sections 4 and 9 of              Standard & Poor's
the Underwriting Agreement:         and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Notes representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.


                                                             Principal
Underwriter                                                    Amount
-----------                                                    ------
Salomon Smith Barney Inc.                                   $150,000,000

Bear, Stearns & Co. Inc.                                    $ 30,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated          $ 30,000,000

Banc of America Securities LLC                              $ 30,000,000

Warburg Dillon Read LLC                                     $ 30,000,000

Barclays Capital Inc.                                       $ 15,000,000

Credit Lyonnais Securities (USA) Inc.                       $ 15,000,000
                                                            ------------

     TOTAL                                                  $300,000,000
                                                            ============

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

             [SIGNATURE PAGE FOR AUGUST 26, 1999 TERMS AGREEMENT]


SALOMON SMITH BARNEY INC.                  BANC OF AMERICA
                                           SECURITIES LLC

By: /s/ Michael S. Canmann                 By: /s/ Andrew J. McCarthy
   _________________________________       _______________________________
Its: Authorized Signatory                  Its: Authorized Signatory


BEAR, STEARNS & CO. INC.                   WARBURG DILLON READ LLC


By: /s/ Jacques de Saint Phalle            By: /s/ Bruce J. Widas
   _________________________________       _______________________________
Its: Authorized Signatory                  Its: Authorized Signatory



MERRILL LYNCH, PIERCE, FENNER & SMITH      BARCLAYS CAPITAL INC.
            INCORPORATED

By: /s/ Robert K. Lyons                    By: /s/ Jaswinder Sahder
   _________________________________       _______________________________
Its: Authorized Signatory                  Its: Authorized Signatory


                                           CREDIT LYONNAIS SECURITIES (USA) INC.

                                           By: /s/ David C. Travis
                                              ______________________________
                                           Its: Authorized Signatory



Accepted:

COMDISCO, INC.


By: /s/ Edward A. Pacewicz
   _________________________________
Its: Authorized Signatory

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